                                                                   EXHIBIT 10.26

                                    SUBLEASE
                                    --------

          THIS SUBLEASE is made as of November 14, 1997, between PHARMACIA & UPJOHN COMPANY, a Delaware corporation with an address of 7000 Portage Road, Kalamazoo, Michigan 49001-0199 ("Pharmacia"), and METRUM-D, INC., a Delaware corporation with an address of 455 Fourth Avenue, Suite 350, Louisville, Kentucky 40202 ("Metrum-D").

                                 Recitals:
                                 --------

          A. Boone/Fetter/Occidential I, a joint venture ("Landlord"), entered into a lease dated January 18, 1988 with Pharmacia Opthalmics, Inc., the corporate predecessor to Pharmacia, which lease was subsequently amended by a First Amendment to Lease dated as of September 1, 1988 (as so amended, the "Lease"). Pursuant to the Lease, Landlord leased the approximately 140,000 square feet of office and manufacturing space and adjacent parking spaces and parking structure located on the property in the City of Monrovia, County of Los Angeles, California, more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Leased Premises").

          B. Pharmacia has heretofore subleased the Leased Premises to Datatape Incorporated ("Datatape") by an Assignment and Assumption of Lease dated May 8, 1995 (the "Datatape Sublease") and the Datatape Sublease will be terminated as to the portion of the Leased Premises more particularly described in Exhibit "B" attached hereto and made a part hereof (the "Premises") simultaneously with the execution and delivery of this Sublease.

          C. Pharmacia desires to sublease the Premises to Metrum-D and Metrum-D desires to sublease the Premises upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, Pharmacia and Metrum-D covenant and agree as follows:

          1.  Sublease.
              --------

              (a) Effective on the Effective Date, as defined in Section 3(b), through and including January 31, 2004, Pharmacia subleases to Metrum-D the Premises under the terms and conditions of the Lease as if Pharmacia were the "Landlord" and Metrum-D the "Tenant" thereunder, other than as modified herein as to rent and other matters, excluding, however, any options under Articles XXVII and XXIX of the Lease, which options are hereby exclusively reserved to Pharmacia. Effective on the Effective Date, through and including January 31, 2004, Metrum-D accepts the sublease and further covenants and agrees to pay and perform and abide by all of the covenants, terms, conditions, agreements and other obligations on the part of the Tenant to be performed, paid or observed under the Lease as relates to the Premises, other than as modified herein as to rent and other matters. Notwithstanding anything herein to the contrary, Metrum-D's covenants, agreements and obligations hereunder shall relate only to the Premises and not to any other portion of the Leased Premises.

              (b) The Premises are subleased to Metrum-D in their present condition by Pharmacia, without representation or warranty, express or implied, subject and subordinate to (i) all easements, agreements, covenants and recorded matters, (ii) all taxes not yet due and payable, and (iii) all applicable zoning rules, restrictions, regulations, resolutions and ordinances and building restrictions and governmental regulations now or hereafter in effect. Metrum-D has examined the Lease and the Premises and the title to each and has found the same satisfactory.

              (c) Pharmacia will continue to pay all rent and other monetary obligations required by the Lease to Landlord.

              (d) Metrum-D shall make payment of all rents and other sums due under this Sublease directly to Pharmacia. All notices, reports, negotiations and any other miscellaneous matters may be accomplished by direct dealing between Metrum-D and Landlord, provided that Metrum-D shall send a copy of any such notices or other correspondence or reports sent or received to Pharmacia.

              (e) For each and every term of the Lease as relates to the Premises, Metrum-D shall be deemed to be "Tenant" thereunder. Metrum-D acknowledges that it has received and reviewed a copy of said Lease. Metrum-D agrees that, except for issues relating to rent and Lease Term, after obtaining the consent of the Landlord as contemplated by Section 3(a)(ii) hereof, it will look primarily to Landlord and not to Pharmacia for satisfaction of all rights and obligations under the Lease.

              (f) Metrum-D shall periodically render to Pharmacia reports showing that the Lease as relates to the Premises is being kept free from default by Metrum-D. Such reports shall be provided on a quarterly basis, commencing three months after the Effective Date, within thirty days of the close of each quarterly period. Additionally, Metrum-D shall notify Pharmacia immediately in the event Metrum-D permits any default (or alleged or possible default) under the Lease as relates to the Premises to occur.


          2.  Tender of Possession.
              --------------------

              (a) Subject to satisfaction of the conditions set forth in Section 3, on the Effective Date, Pharmacia shall deliver possession of the Premises to Metrum-D in the same condition it receives the Premises from Datatape with Pharmacia's fixtures, personal property and equipment present on the Leased Premises remaining thereon. After Datatape ceases its use of the Leased Premises not included in the Premises as contemplated below, Datatape shall leave such portion of the Leased Premises in "broom clean" condition. By execution of this Sublease, Metrum-D acknowledges and agrees that it has inspected the Premises and the FF&E and shall accept the Premises and the FF&E on the Effective Date in their then "as is" and "where is" condition. Metrum-D further acknowledges and agrees that neither Pharmacia, nor its employees, agents or others acting on its behalf, has made any representation or warranty regarding the condition of the Premises or the FF&E, the quality or workmanship of the Premises or the FF&E for any particular purpose or use (including, without limitation, the availability of any permit or consent in order to alter or operate the Premises or the FF&E) and that no such representation or warranty shall be implied by law or equity, it being agreed that all such risks are to be borne by Metrum-D. Metrum-D hereby releases Pharmacia from any liability, claim or demand arising out of or pertaining to the physical condition of the Premises or the FF&E.

              (b) For a period of six (6) months after the Effective Date (or a shorter period if Pharmacia subleases such area to a third party), Pharmacia grants to Metrum-D and its employees, agents and invitees a license to enter and use the balance of the Leased Premises in order to transition the operations of Metrum-D into the Premises and Metrum-D will insure its activities thereon, indemnify Pharmacia with respect to its activities thereon and comply as to its activities concerning any hazardous substances, as if such portion of the Leased Premises were included in the Premises.

          3.  Effective Date.
              --------------

              (a) This Sublease is expressly subject to the satisfaction of the following conditions:

                       (i) Datatape shall have ceased business operations from the Premises and Pharmacia and Datatape shall have terminated the Datatape Sublease with respect to the Premises; and

                       (ii) Landlord shall have consented to this Sublease.

Metrum-D and Pharmacia acknowledge and agree that, although as between them and as to third parties other than Landlord, this Sublease shall constitute a sublease of the Premises, the consent of Landlord to this Sublease is expressly required.

              (b) The "Effective Date," as used herein, shall mean November 14, 1997. Each party agrees to give prompt notice to the other party of the satisfaction of or the inability to satisfy any of the contingencies set forth in Section 3(a) of which such party shall become aware. The foregoing notwithstanding, if the condition subsequent set forth in Section 3(a)(ii) is not satisfied by December 31, 1997, then either party may, as its sole and exclusive remedy, terminate this Sublease by giving written notice to the other party within ten (10) days after the date on which such contingency was required to be satisfied hereunder and such termination shall be effective four (4) months after the date of such notice of termination unless an earlier date is required by Landlord; provided that, in any event, if Landlord terminates the Lease as a result of the Sublease herein or the discontinuance of operations by Datatape from the Premises, this Sublease shall simultaneously terminate. If this Sublease is terminated pursuant to this
Section 3, neither party shall have any further rights or obligations under this Sublease or the Lease and each party releases the other from any cost, loss, damage, claim, liability, expense, fee or charge related thereto or arising therefrom, other than the return by Pharmacia of the Deposit, defined in Section 3(c) below, and the indemnification provided in Section 5 below.

              (c) Concurrently with the execution of this Sublease, Metrum-D shall pay to Pharmacia by certified or cashiers' check or wire transferred funds a security deposit ("Security Deposit") in the sum of Forty Five Thousand Dollars ($45,000). Pharmacia shall have no obligation to tender or deliver possession or occupancy of the Premises to Metrum-D prior to Metrum-D's payment to Pharmacia of the Security Deposit. The Security Deposit shall be held by Pharmacia as security for Metrum-D's faithful performance of Metrum-D's obligations thereunder. If Metrum-D fails to pay any sums due hereunder, either to Pharmacia or to Landlord, or otherwise defaults with respect to any provision of this Sublease, Pharmacia may use, apply or retain all or any portion of said Security Deposit for the payment of any such sums due in default or for the payment of any other sums to which Pharmacia may become obligated by reason of Metrum-D's default or to compensate Pharmacia for any loss or damage that Pharmacia may suffer thereby. If Pharmacia so uses or applies all or any portion of said Security Deposit, Metrum-D shall within ten (10) days after written demand therefor deposit cash with Pharmacia in an amount sufficient to restore said Security Deposit to the full $45,000. Pharmacia shall not be required to keep said Security Deposit separate from its general accounts. If Metrum-D performs all of Metrum-D's obligations hereunder, said Security Deposit, or so much thereof as has not theretofore been applied by Pharmacia, shall be returned without payment of interest or other increment for its use to Metrum-D at the expiration of the term hereof and after Metrum-D has vacated the Premises. No trust relationship is created herein between Pharmacia and Metrum-D with respect to said Security Deposit.

          4.  Rent and Proration; Expenses; Parking.  As rent for the Premises,
              -------------------------------------
Metrum-D shall pay directly to Pharmacia the following sums: (i) a basic monthly rental of $45,000 per month (in lieu of the "Basic Monthly Rental" due under Section 4.1 of the Lease), and (ii) fifty percent (50%) of any and all rent (other than "Basic Monthly Rental"), charges, real estate taxes or other sums due from Pharmacia under the Lease, commencing on the Effective Date.

          Notwithstanding the foregoing, Metrum-D shall not be liable or responsible for (i) any annual pro rata share of any property taxes required to be paid by Pharmacia under the Lease exceeding $144,000 per year, or (ii) any and all expenses related to or associated with the roof, the building structure, building systems (boilers, cooling towers, etc.) or with the leasing of the portion of the Leased Premises not included in the Premises. Metrum-D will be responsible for all expenses of and relating to the relocation of the prior operations of Datatape purchased by Metrum-D into the Premises. Pharmacia will cooperate with and assist Metrum-D, without incurring undue expense, in any effort to reduce the property taxes on the Leased Premises and will assist in obtaining any consent of Landlord in connection therewith.

          Pharmacia will be responsible for all expenses of and relating to the reconfiguration of the improvements on the Leased Premises for use as a multi-tenant facility (excluding any expenses Metrum-D incurs in connection with its improvements of the Premises), including but not limited to (i) the reconfiguration of the lobby and other common areas of the Leased Premises to allow for convenient access to the Premises, (ii) the separation and separate metering of all utilities for individual tenant use if the cost of such separate metering is reasonable (provided if such separate metering is not done, any allocation of utility expense to Metrum-D shall not exceed Metrum-D's utility expense incurred by it prior to such multi-tenant reconfiguration, subject to increases in utility rates or utility usage by Metrum-D), (iii) the separation of all telephone, security, HVAC and other similar building systems, and (iv) the establishment of proper and convenient ingress and egress to the parking facilities of the Leased Premises. All of such reconfiguration shall be pursuant to plans and specifications as reasonably approved by Metrum-D and with such finish as consistent with the current finish on the Leased Premises. The foregoing reconfiguration by Pharmacia does not need to occur until such time as Pharmacia obtains one or more additional tenants for the balance of the Leased Premises and will include such reasonable modifications to the Premises required to comply with governmental security requirements imposed on Metrum-D as consistent with the current such security protections at the Leased Premises. Pharmacia will reserve for Metrum-D and its employees, agents and invitees no fewer than 50% of the parking spaces at the on site and remote parking facilities directly associated with the Leased Premises as set forth on Exhibit "C" attached hereto. Metrum-D will reasonably cooperate with Pharmacia in the reconfiguration of the Leased Premises as described above.

          5.  Indemnification.  Except as to claims regarding the condition of
              ---------------
the Premises or claims not relating to the condition of the Premises of which Metrum-D had actual or constructive (but with no imputation of knowledge from Datatape) knowledge on or before the date of its execution hereof, Pharmacia shall defend, protect, indemnify and hold harmless Metrum-D, its affiliates, successors and assigns, from and against any and all damage, loss, liability, claim, cost, expense, action and cause of action (including, without limitation, reasonable attorneys' fees and the reasonable cost of investigation) incurred by or asserted against Metrum-D, its successors and assigns, accruing under the Lease prior to the Effective Date or arising from or pertaining to Pharmacia's or its prior assignees or subtenants (other than Datatape) use or occupation of the Leased Premises prior to the Effective Date. Metrum-D shall defend, protect, indemnify and hold harmless Pharmacia, its successors and assigns, from and against any and all damage, loss, liability, claim, cost, expense, action and cause of action (including, without limitation, reasonable attorneys' fees and the reasonable cost of investigation) incurred by or asserted against Pharmacia, its affiliates, successors and assigns, accruing under the Lease and related to the Premises on or after the Effective Date or arising from or pertaining to Metrum-D's use or occupation of the Premises on or after the Effective Date. The terms and conditions of this Section 5 shall survive the termination of this Sublease.

          6.  Additional Covenants.  In addition to Metrum-D's agreement to
              --------------------
perform and abide by the covenants and obligations of the Lease as relates to the Premises as set forth herein, Metrum-D agrees and covenants with Pharmacia as follows:

              (a) Insurance. Metrum-D shall obtain and maintain during the term of the Lease, at its own expense, all insurance required under Article XIII of the Lease with respect to the Premises, naming Metrum-D as insured and Pharmacia and Landlord as additional insureds, insuring against any cost, loss, damage or expense, including, without limitation, attorneys' fees and the reasonable costs of investigation, incurred by reason of any claim, suit, liability or demand whatsoever for death, personal injury or property damage arising out of, pertaining to or involving the Lease and Metrum-D's use or occupancy of the Premises. Such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, licensed to issue insurance in California and which shall provide that such policies shall not be cancelled or materially amended without at least thirty (30) days prior written notice to Pharmacia and Metrum-D. A certificate of such policy shall be delivered to Pharmacia upon execution of this Sublease by Pharmacia and thereafter not less than fifteen (15) days prior to the expiration date of such policy. Such policy shall not require Metrum-D or Pharmacia to pay any portion of any loss, damage or a claim prior to payment by the insurer.

              (b) Alteration; Restoration. If any alteration, addition or change shall be desired to be made to the Premises pursuant to Article VII of the Lease or Metrum-D is obligated to restore the Premises pursuant to Article XIV of the Lease then, in addition to compliance with any obligation of the Tenant under the Lease with respect to the Premises (including without limitation, Metrum-D's obligation to obtain Landlord's and Pharmacia's prior written consent for any such alterations, additions or change pursuant thereto), Metrum-D shall, prior to commencing any construction: (i) obtain the written consent of Pharmacia to complete plans and specifications for each addition and each structural alteration or change, which consent shall not be unreasonably withheld, delayed or conditioned; and (ii) if the cost of work involved exceeds $50,000 in the aggregate for a given project undertaken after the Effective Date, obtain and deliver to Pharmacia a bond payable to Pharmacia (or other security acceptable to Pharmacia, in its sole discretion) securing the performance by Metrum-D to complete such alteration, addition or change in accordance with the Lease. Such bond or other security shall be in the amount of the estimated cost to complete such alteration, addition or change.

              (c) Amendment. Metrum-D shall not enter into any amendment, modification or termination of the Lease without the prior written consent of Pharmacia, which consent shall not be unreasonably withheld. Metrum-D shall not release or discharge the Landlord from any term, condition, agreement, obligation or restriction on the part of the Landlord to be performed under the Lease nor waive its right to enforce any of the foregoing under the Lease without the prior written consent of Pharmacia, which consent shall not be unreasonably withheld.

              (d) Assignment and Subletting. Metrum-D may not sublet all or any part of the Premises or assign or transfer its interest under this Sublease without the prior written consent of Pharmacia, which consent shall not be unreasonably withheld. Each such sublease, assignment or transfer shall expressly be made subject to the provisions of the Lease and this Sublease, including without limitation the requirements of Article XVI of the Lease requiring the consent of the Landlord thereto. No assignment, transfer or sublease shall modify or limit any right or power of Pharmacia hereunder or affect or reduce any obligation of Metrum-D under the Lease or this Sublease, and all such obligations shall continue in full force and effect during the term of the Lease as obligations of a principal and not of a guarantor or surety, as though no assignment, transfer or subletting had been made. For purposes of this Section only, the words, "assign" or "transfer," shall include entering into any mortgage, deed of trust or other lien secured by the interest of the Metrum-D in the Sublease or the Premises.

              (e) FF&E Ownership. If this Sublease remains in full force and effect on January 31, 2004, Pharmacia shall, at that time, convey all of its right, title and interest in and to the FF&E to Metrum-D, but only to the extent then owned by Pharmacia. Metrum-D acknowledges that Pharmacia is only the lessee of a substantial portion of the FF&E and that such leased FF&E will not be conveyed to Metrum-D. Notwithstanding the foregoing, Pharmacia agrees to make available to Metrum-D the leased FF&E through the term of this Sublease, if Metrum-D so requests.

          7.  Pharmacia's Representations.  Pharmacia represents and warrants
              ---------------------------
that, to the best of its knowledge:  (a) the Lease is in full force and effect;
(b) Pharmacia is not in default under the terms of the Lease or any assignment or sublease thereof and there has been no event or omission which, with the passage of time or the giving of notice, would constitute such a default by Pharmacia under the Lease or any such assignment or sublease; (c) Pharmacia is not aware of any default under the terms of the Lease by Landlord; (d) Pharmacia has not assigned the Lease nor currently sublet the Premises to any party other than Datatape; (e) it has the full right, power and authority to enter into this Sublease without the prior consent of any other person, corporation or governmental entity (except as described in Section 3(a)(ii) above); and (f) the lease term set forth in Article 2 of the Lease expires February 1, 2004.

          8.  Metrum-D's Representations.  Metrum-D represents and warrants to
              --------------------------
Pharmacia that: (a) it is a corporation, validly existing and in good standing under the laws of Delaware and has the power to own its own property and is authorized to do business in California; (b) it has the full right, power and authority to enter into this Sublease without the prior consent of any other person, corporation or governmental entity; and (c) the execution of this Sublease and the performance of the Lease will not cause the breach of Metrum-D's Bylaws or Certificate of Incorporation or any agreement to which Metrum-D is or may be bound.

          9.  Default.
              -------

              (a) The following shall constitute an "Event of Default" under this Sublease:

                       (i) Metrum-D fails to [x] pay any basic monthly rental or other monetary obligation hereunder within ten (10) days after the due date thereof, or [y] perform or pay any other material obligation under this Sublease and shall not remedy such failure within thirty (30) days after receipt of notice from Pharmacia, but in any event at least five (5) days prior to the expiration of any applicable cure period allowed under the Lease; or

                       (ii) Metrum-D files a proceeding in bankruptcy or is adjudicated a bankrupt or insolvent or makes an assignment for the benefit of creditors or is subject to an involuntary bankruptcy which is not dismissed within sixty (60) days of filing.


              (b) If any Event of Default cannot be cured within the above described period (other than as to basic monthly rent or any other monetary obligation due hereunder) but Metrum-D commences a cure within such period and diligently pursues the cure to completion within a reasonable time, Pharmacia shall not exercise its remedies hereunder for such Event of Default so long as Metrum-D is pursuing such cure and so long as the Landlord has not given notice of any default or breach under the Lease.

              (c) If Metrum-D fails to cure an Event of Default within the period provided above, Pharmacia may exercise one or more of the following remedies:

                       (i) remedy such default on behalf of Metrum-D and Metrum-D shall reimburse Pharmacia for all reasonable costs thereof within ten (10) days of receipt of written demand, which amount shall bear yearly interest from the date due until paid at the rate ("default interest rate") of three percent (3%) plus the prime rate of interest established from time to time by Chase Manhattan Bank (or, if unavailable, the largest depository bank in California), or the highest rate permitted by law, whichever is less; and/or

                       (ii) terminate this Sublease whereupon Metrum-D shall immediately surrender the Premises to Pharmacia and remove its fixtures, equipment and personal property from the Premises (other than the FF&E), repairing any damage caused thereby; and/or

                       (iii) re-enter the Premises by summary proceedings, ejectment or other lawful manner ten (10) days after written notice to Metrum-D and expel Metrum-D, removing and storing Metrum-D's fixtures, equipment and property at Metrum-D's expense, and assign the Lease or sublet the Premises at the best available rent readily obtainable and receive the benefits therefor; and/or

                       (iv) pursue any other remedy or indemnity Pharmacia may have at law or equity.


              (d) With regard to any remedy set forth in this Section 9, Metrum-D shall remain liable for the difference between the amount of rent and other charges under the Lease, with respect to the Premises, assumed in such re-assignment or subletting (after deducting therefrom all costs, including attorneys' fees, for obtaining possession of the Premises, reasonable costs of investigation, all storage costs, and any repairs or alterations necessary to re-assign the Lease or sublet the Premises, together with interest thereon at the default interest rate) and the rent and other charged assumed by Metrum-D hereunder. In the event Metrum-D shall be expelled, Metrum-D covenants and agrees to execute and deliver to Pharmacia within ten (10) days after demand therefor any and all documents reasonably necessary to deliver the Premises to Pharmacia. No re-entry to the Premises shall be construed as a termination of this Sublease unless Pharmacia shall deliver to Metrum-D written notice of such intention.

          10.  Hazardous Substances.
               --------------------

              (a) Unless Metrum-D obtains, at its own expense, all governmental licenses and permits required therefor, Metrum-D shall not cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on or in the Premises by Metrum-D, Metrum-D's agents, employees, contractors or invitees, without first obtaining Pharmacia's prior written consent, which may be withheld at Pharmacia's sole and absolute discretion. Metrum-D shall, immediately upon receipt, deliver a copy of all such licenses and permits (together with any related correspondence) directly to Pharmacia. If Hazardous Substances are so used, stored, generated, or disposed of on or in the Premises, or if the Premises become contaminated by Metrum-D in any manner for which Metrum-D is legally liable, Metrum-D shall indemnify, defend, protect and hold harmless Pharmacia and Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises, damages because of adverse impact on marketing of the Premises, and any and all sums paid for settlement of claims, attorneys', consultants' and experts' fees) arising during or after the term of the Lease and arising as a result of such contamination by Metrum-D. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state or local agency or political subdivision. In addition, if Metrum-D causes or permits the presence of any Hazardous Substance on the Premises and this results in contamination, Metrum-D shall promptly, at its sole expense, take any and all necessary actions as required by applicable law to remediate such contamination and shall repair any damage to the Premises caused by such remediation. The terms and conditions of this Section 10 shall survive the termination of this Sublease.

              (b) As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the State of California, or the United States government. "Hazardous Substance" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste", or a "hazardous substance," pursuant to state, federal or local government law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum.

          11.  Brokerage Commissions.  Pharmacia hereby represents and warrants
               ---------------------
to Metrum-D that no broker, salesman or finder has been engaged by it in connection with the transactions contemplated by this Sublease, except for the John Alle Company, who shall be paid by Pharmacia pursuant to a separate agreement. Metrum-D hereby represents and warrants to Pharmacia that no broker, salesman or finder has been engaged by it in connection with the transactions contemplated by this Sublease. In the event of a claim for brokers' or finders' fees or commissions in connection with the negotiation or execution of this Sublease or the transactions contemplated hereby, Pharmacia shall indemnify, hold harmless, protect and defend (with counsel acceptable to Metrum-D in its subjective, good faith discretion) Metrum-D from and against such claim, if such claim shall be based upon any statement or representation or agreement alleged to have been made by Pharmacia and Metrum-D shall indemnify, hold harmless, protect and defend (with counsel acceptable to Pharmacia in its subjective, good faith discretion) Pharmacia if such claim shall be based upon any statement, representation or agreement alleged to have been made by Metrum-D.

          12.  Notices.  Any notice, claim, request or demand required or
               -------
permitted hereunder shall be in writing and shall be deemed given on the date received if delivered personally, on the date transmitted if sent by telecopy, or three days after the date mailed if sent by registered or certified mail, postage prepaid to the address indicated below:

Pharmacia:          Pharmacia & Upjohn Company
                    7000 Portage Road
                    Kalamazoo, Michigan 49001-0199

With a copy to:     Morgan, Lewis & Bockius
                    801 South Grand Avenue
                    Suite 2200
                    Los Angeles, California 90017
                    Attn:  William D. Ellis, Esq.
                    Fax:  (213) 612-2554

Metrum-D:           Metrum-D, Inc.
                    455 Fourth Avenue
                    Suite 350
                    Louisville, Kentucky 40202
                    Attn:  President
                    Fax:  (502) 585-1602

With a copy to:     Wyatt, Tarrant & Combs
                    2800 Citizens Plaza
                    Louisville, Kentucky 40202
                    Attn:  Robert A. Heath
                    Fax:  (502) 589-0309


          13.  Modification.  This Sublease may not be modified or amended
               ------------
except by a written agreement executed by Pharmacia and Metrum-D (subject to any required Landlord's consent), and only to the extent set forth therein.

          14.  Attorneys' Fees.  If any party to this Sublease shall bring any
               ---------------
action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Sublease, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues. For the purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations;

(4) discovery; and (5) bankruptcy litigation. This Section is intended to be expressly severable from the other provisions of this Sublease, is intended to survive any judgment and is not to be deemed merged into the judgment.

          15.  Form of Documents.  All instruments and documents to be executed
               -----------------
and delivered under this Sublease by any party to any other party shall be in the form reasonably satisfactory to the other party and its counsel.

          16.  Successors and Assigns.  This Sublease shall be binding upon, and
               ----------------------
shall inure to the benefit of, the successors and assigns of the parties.

          17.  Duplicate Counterparts.  This Sublease may be executed in
               ----------------------
duplicate counterparts, all of which together shall constitute a single instrument, and each of which shall be deemed an original of this Sublease for all purposes, notwithstanding that less than all signatures appear on any one counterpart.

          18.  Section Headings.  The various section headings in this Sublease
               ----------------
are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Sublease or any provision hereof.

          19.  Days.  When performance of an obligation or satisfaction of a
               ----
condition set forth in this Sublease is required on or by a date that is a Saturday, Sunday, or legal holiday, such performance or satisfaction shall instead be required on or by the next business day following that Saturday, Sunday or holiday, notwithstanding any other provisions of this Sublease.

          20.  Recorded Memorandum.  Either party may, at its cost, elect to
               -------------------
record a memorandum of this Sublease acceptable to Landlord and the other party agrees to cooperate in executing all documents necessary to effect such recordation. If such memorandum is recorded, the parties will record a revocation of such memorandum upon the termination of this Sublease.

          21.  Exhibits.  All Exhibits attached to, and to which reference is
               --------
made in, this Sublease are incorporated into, and shall be deemed a part of, this Sublease.

          22.  Entire Agreement.  This Sublease and the Lease are the entire
               ----------------
agreement of Pharmacia and Metrum-D with respect to the Premises, containing all of the terms and conditions to which Pharmacia and Metrum-D have agreed. This Sublease supersedes and replaces entirely all previous oral and written understandings, if any, of Pharmacia and Metrum-D respecting the Lease.

          23.  Time.  Time is of the essence in this Sublease and each and every
               ----
provision of this Sublease.

          24.  Governing Law.  This Sublease shall be governed by and
               -------------
interpreted and enforced in accordance with the substantive laws of the State of California, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

          25.  Severability and Reformation.  Any provision of this Sublease
               ----------------------------
which is adjudicated to be invalid or unenforceable in any jurisdiction or under any circumstances shall be ineffective to the extent of such invalidity or unenforceability only and shall be deemed reformed so as to continue to apply to the maximum extent and to provide the maximum release or indemnification, as the case may be, permissible under the applicable law of such jurisdiction. Any such adjudication shall not invalidate or render unenforceable the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

          26.  Further Assurances.  The parties agree to promptly execute such
               ------------------
additional documents and take such further actions as may be reasonably necessary or convenient to consummate the transactions contemplated by this Sublease and to carry out the intent and purpose of the provisions of this Sublease.

          27.  No Presumption Regarding Drafter.  The parties hereto acknowledge
               --------------------------------
and agree that the terms and provisions of this Sublease have been negotiated and discussed among the parties, and that this Sublease reflects their mutual agreement regarding the subject matter of this Sublease. Because of the nature of such negotiations and discussions, neither party shall be deemed to be the drafter of this Sublease, and therefore no presumption for or against the drafter shall be applicable in interpreting or enforcing this Sublease.

          28.  Authority.  The parties executing this Sublease represent that
               ---------
they have the power and authority to execute, deliver and perform this Sublease. Each person executing this Sublease on behalf of a party hereto represents and warrants to all of the parties to this Sublease that it has the full power and authority to execute this Sublease on behalf of such party and that the Sublease is binding on said party as a result of such execution.

          29.  No Third Party Beneficiary.  The parties do not intend the
               --------------------------
benefits of this Sublease to inure to any third party, other than Landlord.

          30.  No Joint Venture.  It is expressly agreed and understood by the
               ----------------
parties hereto, that neither party is an agent, partner, or joint venturer with or of any of the other parties.

          IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

                              "Pharmacia"

                              PHARMACIA & UPJOHN COMPANY
                              a Delaware corporation


                              By: /s/ Jack J. Jackson
                                 --------------------------------------------
                              Its: Senior Vice President and President,
                                   North America, Pharma Market Region



                              "Metrum-D"

                              METRUM-D, INC.
                              a Delaware corporation



                              By: /s/ Richard L. Davis
                                 --------------------------------------------
                              Its: Vice President